                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: February 17, 2004

                                     ------

                             SBC COMMUNICATIONS INC.
             (Exact name of registrant as specified in its charter)

                                     1-8610
                            (Commission File Number)

                   DELAWARE                                           43-1301883
(State or other jurisdiction of incorporation)           (I.R.S. Employer Identification No.)

                    175 E. Houston, San Antonio, Texas, 78205
              (Address of principal executive offices and zip code)

                                 (210) 821-4105
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

On February 17, 2004, SBC Communications Inc., a Delaware corporation ("SBC"), entered into an Agreement and Plan of Merger, dated as of February 17, 2004 (the "Merger Agreement"), by and among AT&T Wireless Services Inc., a Delaware corporation ("AT&T Wireless"), Cingular Wireless Corporation, a Delaware corporation, Links I Corporation, a Delaware corporation and a wholly owned subsidiary of Cingular Wireless Corporation, Cingular Wireless LLC, a Delaware limited liability company and, solely for the purposes of certain sections of the Merger Agreement, SBC and BellSouth Corporation, a Georgia corporation ("BellSouth"). Upon consummation of the merger contemplated by the Merger Agreement each issued and outstanding share of Common Stock, par value $0.01 per share, of AT&T Wireless will be converted into the right to receive $15 per share in cash. SBC has agreed to fund 60% of the aggregate approximately $41 billion cash purchase price, with the balance funded by BellSouth. The completion of merger is subject to satisfaction or waiver of customary closing conditions, including federal regulatory approvals and the adoption of the Merger Agreement by AT&T Wireless shareholders.

The Merger Agreement is attached hereto as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit  Description
-------  -----------
No.
---

99.1 Agreement and Plan of Merger, dated as of February 17, 2004, by and among AT&T Wireless, Inc., a Delaware corporation, Cingular Wireless Corporation, a Delaware corporation, Cingular Wireless LLC, a Delaware limited liability company, Links I Corporation, a Delaware corporation and a wholly-owned Subsidiary of Cingular and, solely with respect to Sections 5.3, 6.1(b), 6.5(b) and Article IX of the Agreement, SBC Communications Inc., a Delaware corporation and BellSouth Corporation, a Georgia corporation.






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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        SBC COMMUNICATIONS INC.



Date: February 17, 2004                 By: /s/ John J. Stephens
                                            ----------------------------
                                            Name:  John J. Stephens
                                            Title: Vice President and Controller




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